Oz Management Reports Fourth Quarter and Full Year 2018 Results
Dividend of $0.23 per Class A Share
NEW YORK, March 7, 2019 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Oz Management”) today reported a GAAP net loss attributable to Class A Shareholders (“GAAP Net Loss”) of $1.0 million, or $0.05 per basic and diluted Class A Share, for the fourth quarter of 2018, and a GAAP net loss $24.3 million, or $1.26 per basic and diluted Class A Share, for the full year 2018.
Summary

•
Distributable Earnings of $16.9 million, or $0.31 per Adjusted Class A Share for the fourth quarter of 2018, and Distributable Earnings of $64.1 million, or $1.17 per Adjusted Class A Share, for the full year 2018.

•	Distributable Earnings excluding settlements expense were $91.3 million, or $1.67 per Adjusted Class A Share for the full year 2018.

•	A cash dividend of $0.23 per Class A Share was declared for the fourth quarter of 2018, payable on March 29, 2019, to holders of record on March 22, 2019.

•	Oz Master Fund, the Company’s largest multi-strategy fund, was down -5.8% gross and -5.7% net for the fourth quarter of 2018, and down -0.1% gross and -1.9% net for the full year 2018.

•	Oz Credit Opportunities Master Fund was down -2.8% gross and -2.1% net for the fourth quarter of 2018, and up +9.3% gross and +6.5% net for the full year 2018.

•	As of March 1, 2019, estimated assets under management were $32.3 billion, with Oz Master Fund generating an estimated +7.0% net return year-to-date through February 28, 2019.

•
In February 2019, the Company completed a recapitalization, including a $100.0 million paydown of its existing senior term loan facility. The Company is paying down an additional $20.0 million on March 7, 2019.

•	The Company plans to change its tax status to a corporation on April 1, 2019.
Rob Shafir, CEO of Oz Management, said, “The strategic and comprehensive steps we have taken to restructure the firm has set us up for the future. The further alignment of senior management with our clients and shareholders, combined with the material steps to facilitate and accelerate the strengthening of our balance sheet positions us to serve our clients and grow our assets under management. While the fourth quarter of 2018 experienced significant declines and increased volatility globally, all of our funds performed well on a relative basis, with our multi-strategy fund protecting capital on the downside and providing upside capture during strong markets as we have witnessed so far in 2019.”

RECENT DEVELOPMENTS
Recapitalization
In February 2019, the Company completed a recapitalization of its business (the “Recapitalization”). As part of the Recapitalization, a portion of the interests held by its former executive managing directors in the Company’s principal operating subsidiaries (the “Oz Operating Group”) were reallocated to current members of senior management. In addition, the Company restructured the previously outstanding $400.0 million of Existing Preferred into $200.0 million of New Preferred Securities and $200.0 million of New Debt Securities. Additionally, the Company repaid $100.0 million of the debt outstanding under its senior term loan facility and terminated the $100.0 million of undrawn commitments under its revolving credit facility. The Company is paying down an additional $20.0 million on March 7, 2019.
As part of the Recapitalization, the Company initiated a “Distribution Holiday” with respect to the interests in the Oz Operating Group held by current and former executive managing directors, whereby holders of such interests will not receive distributions until certain balance sheet strengthening targets are met. Holders of Class A Shares may continue to receive dividends during the Distribution Holiday.
For the definition of capitalized terms not defined herein, as well as for additional details regarding the Recapitalization, please see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 11, 2019.
Reverse Share Split
In January 2019, the Company completed a 1-for-10 reverse share split. The reverse share split did not affect any shareholder’s ownership percentage of shares in the Company or the relative interests in the Oz Operating Group held by the Company or the Company’s executive managing directors. All prior period share, unit and per share amounts have been restated to give retroactive effect to the reverse share split.
Expected Change of Tax Status Election to Corporation
Following the Recapitalization, the Company intends to (i) change its tax classification from a partnership to a corporation effective April 1, 2019 and (ii) subsequently convert from a limited liability company into a corporation.
GAAP NET (LOSS) INCOME ATTRIBUTABLE TO CLASS A SHAREHOLDERS
For the fourth quarter of 2018, Oz Management reported a GAAP Net Loss of $1.0 million, or $0.05 per basic and diluted Class A Share, compared to GAAP Net Income of $6.6 million, or $0.35 per basic and diluted Class A Share, for the fourth quarter of 2017. For the full year 2018, Oz Management reported a GAAP Net Loss of $24.3 million, or $1.26 per basic and diluted Class A Share, compared to GAAP Net Income of $18.2 million, or $0.98 per basic and $0.97 per diluted Class A Share, for the full year 2017.
The decline in earnings for the fourth quarter of 2018 compared to the fourth quarter of 2017 was primarily due to lower incentive income and management fees, as well as costs related to the Recapitalization that were incurred in 2018, partially offset by lower bonus expenses. In addition, during 2017, a reduction in deferred income tax assets due to the decrease in the U.S. federal corporate income tax rate pursuant to the Tax Cuts and Jobs Act (“TCJA”) resulted in a substantial charge to 2017 income tax expense, which was partially offset by a reduction in the tax receivable agreement liability.
The decline in earnings for the full year 2018 compared to the full year 2017 was primarily due to lower incentive income and management fees, as well as settlements expenses related to previously disclosed matters, and costs related to the Recapitalization that were incurred in 2018. Also contributing to the year-over-year decline were net losses incurred on early retirement of debt in 2018 and net losses on investments in CLOs. These decreases in earnings were partially offset by lower bonus expenses and higher interest income. Additionally, during 2017, a reduction in deferred income tax assets due to the decrease in the U.S. federal corporate income tax rate pursuant to the TCJA resulted in a substantial charge to 2017 income tax expense, which was partially offset by a reduction in the tax receivable agreement liability.
DISTRIBUTABLE EARNINGS (NON-GAAP)
For the fourth quarter of 2018, Oz Management reported Distributable Earnings of $16.9 million, or $0.31 per Adjusted Class A Share, compared to Distributable Earnings of $149.4 million, or $2.70 per Adjusted Class A Share, for the fourth quarter of 2017. For the full year 2018, Distributable Earnings were $64.1 million, or $1.17 per Adjusted Class A Share, compared to $278.3 million, or $5.06 per Adjusted Class A Share, for the full year 2017.
Distributable Earnings, excluding the settlements expense recorded during the second and third quarters of 2018, were $91.3 million, or $1.67 per Adjusted Class A Share, for the full year 2018.
The decline in earnings for the fourth quarter of 2018 compared to the fourth quarter of 2017 was primarily due to lower incentive income and management fees, as well as costs related to the Recapitalization that were incurred in 2018, partially offset by lower bonus expenses and lower amount accrued for the tax receivable agreement and other payables.
The decline in earnings for the full year 2018 compared to the full year 2017 was primarily due to lower incentive income and management fees, as well as settlements expenses related to previously disclosed matters, and costs related to the Recapitalization that were incurred in 2018. These decreases in earnings were partially offset by lower bonus expenses, lower amount accrued for the tax receivable agreement and other payables and higher interest income.
Distributable Earnings and Distributable Earnings per Adjusted Class A Share are non-GAAP measures. For information on and reconciliations of the Company’s non-GAAP measures to the respective GAAP measures, please see Exhibits 2 through 4 that accompany this press release.
ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	December 31, 2018	December 31, 2017	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation	Total	%

Multi-strategy funds	$10.4	$13.7	$(2.4)	$(0.7)	$(0.2)	$(3.3)	-24%
Credit
Opportunistic credit funds	5.8	5.5	0.2	(0.2)	0.2	0.2	4%
Institutional Credit Strategies	13.5	10.1	3.6	(0.2)	(0.1)	3.4	33%
Real estate funds	2.6	2.5	0.2	(0.1)	—	0.1	3%
Other	0.3	0.6	(0.1)	(0.2)	—	(0.3)	-51%
Total	$32.5	$32.4	$1.4	$(1.3)	$(0.1)	$0.1	—%
Totals may not sum due to rounding.

The year-over-year increase in assets under management was driven primarily by the closing of additional CLOs and an aircraft securitization within Institutional Credit Strategies. These increases were partially offset by net outflows in the Company’s multi-strategy funds, as well as distributions in certain multi-strategy funds that the Company decided to close.
Since December 31, 2018, estimated assets under management decreased to $32.3 billion as of March 1, 2019, which includes approximately $578.6 million of redemptions by related parties, the majority of which relate to the anticipated redemptions disclosed in the Company’s Form 8-K filed on December 6, 2018.
Please see the detailed assets under management and fund information on Exhibits 5 through 7 that accompany this press release.
CONFERENCE CALL
Robert Shafir, Chief Executive Officer, and Thomas Sipp, Chief Financial Officer, will host a conference call today, March 7, 2019, 8:30 a.m. Eastern Time to discuss the Company’s fourth quarter and full year 2018 results. The call can be accessed by dialing 1-833-224-0545 (in the U.S.) or 1-647-689-4061 (international), passcode 2677927. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozm.com). For those unable to listen to the live broadcast, a webcast replay will also be available on the Company’s website as noted above.

About Oz Management
Oz Management is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai and Shanghai. The Company provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Oz Management seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. The Company’s funds invest across multiple strategies and geographies, consistent with the investment objectives of each fund. The global investment strategies employed include convertible and derivative arbitrage, corporate credit, global equities, merger arbitrage, private investments, real estate and structured credit. As of March 1, 2019, Oz Management had approximately $32.3 billion in assets under management. For more information, please visit the Company’s website (www.ozm.com).

Investor Relations Contact	Media Relations Contact
Adam Willkomm	Jonathan Gasthalter
Head of Business Development and Shareholder Services	Gasthalter & Co. LP
+1-212-719-7381	+1-212-257-4170
investorrelations@ozm.com	jg@gasthalter.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the settlements with the SEC and the DOJ; whether the Company realizes all or any of the anticipated benefits from the Recapitalization and other related transactions; whether the Recapitalization and other related transactions result in any increased or unforeseen costs, indemnification obligations or have an impact on the Company’s ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2017, dated February 23, 2018, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise. This press release does not constitute an offer of any Oz Management fund.
The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act of 1934, as amended, with the SEC. The Company makes available free of charge on its website (www.ozm.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The Company also uses its website to distribute company information, and such information may be deemed material. Accordingly, investors should monitor the Company’s website, in addition to its press releases, SEC filings and public conference calls and webcast.

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive (Loss) Income (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues
Management fees	$68,144	$75,950	$281,862	$319,458
Incentive income	98,103	359,010	202,896	528,000
Other revenues	4,225	2,696	15,976	6,777
Income of consolidated funds	4,748	584	6,489	4,102
Total Revenues	175,220	438,240	507,223	858,337

Expenses
Compensation and benefits	94,662	222,437	312,723	436,549
Interest expense	5,256	6,148	24,179	23,191
General, administrative and other	45,329	37,842	181,977	152,071
Expenses of consolidated funds	303	23	406	9,391
Total Expenses	145,550	266,450	519,285	621,202

Other (Loss) Income
Changes in tax receivable agreement liability	2,218	222,859	2,218	222,859
Net losses on early retirement of debt	—	—	(14,303)	—
Net (losses) gains on investments	(6,041)	2,415	(7,055)	3,465
Net (losses) gains of consolidated funds	(5,956)	194	(5,200)	8,472
Total Other (Loss) Income	(9,779)	225,468	(24,340)	234,796

Income (Loss) Before Income Taxes	19,891	397,258	(36,402)	471,931
Income taxes	12,872	300,317	12,500	317,559
Consolidated and Comprehensive Net Income (Loss)	7,019	96,941	(48,902)	154,372
Less: Net (income) loss attributable to noncontrolling interests	(9,036)	(89,950)	24,909	(131,630)
Less: Net loss (income) attributable to redeemable noncontrolling interests	1,036	(429)	(291)	(1,667)
Net (Loss) Income Attributable to Och-Ziff Capital Management Group LLC	(981)	6,562	(24,284)	21,075
Less: Change in redemption value of Preferred Units	—	—	—	(2,853)
Net (Loss) Income Attributable to Class A Shareholders	$(981)	$6,562	$(24,284)	$18,222

(Loss) Earnings per Class A Share
(Loss) Income per Class A Share - basic	$(0.05)	$0.35	$(1.26)	$0.98
(Loss) Income per Class A Share - diluted	$(0.05)	$0.35	$(1.26)	$0.97
Weighted-average Class A Shares outstanding - basic	19,337,402	18,708,375	19,270,929	18,642,379
Weighted-average Class A Shares outstanding - diluted	19,337,402	19,011,562	19,270,929	18,718,176

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net (Loss) Income Attributable to Class A Shareholders	$(981)	$6,562	$(24,284)	$18,222
Change in redemption value of Preferred Units	—	—	—	2,853
Net (Loss) Income Attributable to Och-Ziff Capital Management Group LLC	(981)	6,562	(24,284)	21,075
Net income (loss) attributable to Group A Units	9,627	89,585	(25,716)	130,730
Equity-based compensation, net of RSUs settled in cash	15,696	20,473	83,268	84,039
Adjustment to recognize deferred cash compensation in the period of grant	(5,103)	(28,227)	10,445	(28,893)
Income taxes	12,872	300,317	12,500	317,559
Net losses on early retirement of debt	—	—	14,303	—
Allocations to Group D Units	—	1,760	3,060	6,674
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	(7,716)	9,725	(3,094)	22,967
Changes in tax receivable agreement liability	(2,218)	(222,859)	(2,218)	(222,859)
Depreciation, amortization and net gains and losses on fixed assets	2,599	2,641	10,308	10,334
Other adjustments	5,912	(2,380)	7,295	(3,891)
Economic Income—Non-GAAP	30,688	177,597	85,867	337,735
Tax receivable agreement and other payables—Non-GAAP(1)	(13,823)	(28,169)	(21,785)	(59,480)
Distributable Earnings—Non-GAAP	$16,865	$149,428	$64,082	$278,255

Weighted-Average Class A Shares Outstanding	19,337,402	18,708,375	19,270,929	18,642,379
Weighted-Average Partner Units	29,706,825	34,522,269	30,463,932	34,153,046
Weighted-Average Class A Restricted Share Units (RSUs)	5,437,581	2,093,125	4,826,130	2,153,146
Weighted-Average Adjusted Class A Shares	54,481,808	55,323,769	54,560,991	54,948,571

Distributable Earnings Per Adjusted Class A Share—Non-GAAP	$0.31	$2.70	$1.17	$5.06

Distributable Earnings—Non-GAAP			$64,082
Settlements expense			31,750
Effect of settlements expense on tax receivable agreement and other payables			(4,529)
Distributable Earnings Excluding Settlements Expense—Non-GAAP			$91,303

Distributable Earnings Per Adjusted Class A Share Excluding Settlements Expense—Non-GAAP			$1.67
(1) Presents an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented. These amounts are grossed-up for Och - Ziff Capital Management Group LLC’s ownership percentage in the Oz Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Management fees—GAAP	$68,144	$75,950	$281,862	$319,458
Adjustment to management fees(1)	(4,048)	(4,663)	(17,488)	(20,151)
Management Fees—Economic Income Basis—Non-GAAP	64,096	71,287	264,374	299,307

Incentive Income—Economic Income Basis—GAAP and Non-GAAP	98,103	359,010	202,896	528,000

Other revenues—GAAP	4,225	2,696	15,976	6,777
Adjustment to other revenues(2)	—	20	(39)	(1,097)
Other Revenues—Economic Income Basis—Non-GAAP	4,225	2,716	15,937	5,680
Total Revenues—Economic Income Basis—Non-GAAP	$166,424	$433,013	$483,207	$832,987

Compensation and benefits—GAAP	$94,662	$222,437	$312,723	$436,549
Adjustment to compensation and benefits(3)	(2,877)	(3,731)	(93,678)	(84,788)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$91,785	$218,706	$219,045	$351,761

Interest Expense—Economic Income Basis—GAAP and Non-GAAP	$5,256	$6,148	$24,179	$23,191

General, administrative and other expenses—GAAP	$45,329	$37,842	$181,977	$152,071
Adjustment to general, administrative and other expenses(4)	(6,652)	(7,284)	(27,864)	(31,773)
General, Administrative and Other Expenses—Economic Income Basis—Non-GAAP	38,677	30,558	154,113	120,298
Settlements expense	—	—	(31,750)	—
General, Administrative and Other Expenses Excluding Settlements Expense—Economic Income Basis—Non-GAAP	$38,677	$30,558	$122,363	$120,298

Net gains on investments—GAAP	$(6,041)	$2,415	$(7,055)	$3,465
Adjustment to net gains on investments(5)	$6,017	$(2,419)	$7,031	$(3,469)
Net Losses on Investments—GAAP	$(24)	$(4)	$(24)	$(4)

Net income (loss) attributable to noncontrolling interests—GAAP	$9,036	$89,950	$(24,909)	$131,630
Adjustment to net (loss) income attributable to noncontrolling interests(6)	(9,042)	(89,950)	24,888	(131,632)
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(6)	$—	$(21)	$(2)
See Exhibit 4 for footnote references.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Non-GAAP Measures

Footnotes to Reconciliations

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated funds is also removed.

(2)	Adjustment to exclude gains on fixed assets.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP. Distributions to the Group D Units are also excluded, as management reviews operating performance at the Oz Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and losses on fixed assets, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude gains and losses on investments, as management does not consider these items to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Oz Operating Group, as management reviews the operating performance of the Company at the Oz Operating Group level. The Company conducts substantially all of its activities through the Oz Operating Group. Additionally, the impact of the consolidated funds, including the allocation of earnings to investors in those funds, is also removed.

Non-GAAP Financial Measures
Distributable Earnings is a measure of operating performance that equals Economic Income less amounts related to the tax receivable agreement and other payables. Economic Income excludes the adjustments described above that are required for presentation of the Company’s results on a GAAP basis. These measures are non-GAAP measures and should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies. Additionally, throughout this press release management has presented certain non-GAAP measures that exclude the effect of the settlements expense. These measures are presented to provide a more comparable view of the Company’s core operating results year-over-year.
For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its current or former executive managing directors in the Oz Operating Group (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”), have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). As of December 31, 2018, there were 3,660,000 Group P Units outstanding and 1,000,000 performance-based restricted share units (“PSUs”). Group P Units and PSUs do not participate in the economics of the Company until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units or PSUs in Adjusted Class A Shares until such conditions are met. As of December 31, 2018, the service and market-performance conditions had not yet been met.
Management uses Distributable Earnings and Economic Income, among other financial information, as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions, as well as to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors. Management considers it important that investors review the same operating information that it uses.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary of Changes in Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Year Ended December 31, 2018
	December 31, 2017	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2018

Multi-strategy funds	$13,695,040	$(2,399,530)	$(651,129)	$(223,523)	$10,420,858
Credit
Opportunistic credit funds	5,513,618	165,550	(170,810)	243,053	5,751,411
Institutional Credit Strategies	10,136,991	3,626,562	(194,060)	(77,759)	13,491,734
Real estate funds	2,495,190	164,858	(82,882)	(126)	2,577,040
Other	587,723	(141,463)	(159,715)	90	286,635
Total	$32,428,562	$1,415,977	$(1,258,596)	$(58,265)	$32,527,678

	Year Ended December 31, 2017
	December 31, 2016	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2017

Multi-strategy funds	$21,084,548	$(9,236,044)	$—	$1,846,536	$13,695,040
Credit
Opportunistic credit funds	5,376,080	(337,114)	(58,013)	532,665	5,513,618
Institutional Credit Strategies	8,019,510	2,114,320	—	3,161	10,136,991
Real estate funds	2,213,364	462,862	(181,586)	550	2,495,190
Other	1,186,801	(616,132)	(33,716)	50,770	587,723
Total	$37,880,303	$(7,612,108)	$(273,315)	$2,433,682	$32,428,562

	Year Ended December 31, 2016
	December 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2016

Multi-strategy funds	$29,510,248	$(8,962,296)	$—	$536,596	$21,084,548
Credit
Opportunistic credit funds	5,383,629	(81,612)	(685,327)	759,390	5,376,080
Institutional Credit Strategies	7,241,680	784,165	—	(6,335)	8,019,510
Real estate funds	2,048,559	324,826	(152,655)	(7,366)	2,213,364
Other	1,310,745	(58,672)	(50,283)	(14,989)	1,186,801
Total	$45,494,861	$(7,993,589)	$(888,265)	$1,267,296	$37,880,303

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product. CLOs included within Institutional Credit Strategies are reflected at principal value and any change in appreciation/(depreciation) reflects a change in the par value of the underlying collateral within the CLOs, or foreign currency translation changes in the measurement of assets under management of the Company’s European CLOs.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Returns for the Year Ended December 31,						Annualized Returns Since Inception Through December 31, 2018
				2018		2017		2016
	2018	2017	2016	Gross	Net	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
Oz Master Fund(2)	$9,403,028	$11,386,541	$17,671,856	-0.1%	-1.9%	+15.0%	+10.4%	+6.5%	+3.8%	+16.0%	(2)	+11.2%	(2)
Oz Enhanced Master Fund	689,398	635,197	817,971	-2.1%	-3.9%	+27.8%	+20.2%	+10.2%	+6.8%	+11.8%		+7.6%
Other funds	328,432	1,673,302	2,594,721	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m
	10,420,858	13,695,040	21,084,548
Credit
Opportunistic credit funds:
Oz Credit Opportunities Master Fund	1,771,832	1,728,910	1,818,649	+9.3%	+6.5%	+16.9%	+11.0%	+21.1%	+18.0%	+16.3%		+11.9%
Customized Credit Focused Platform	3,084,883	3,001,740	2,762,882	+5.9%	+4.3%	+14.6%	+10.9%	+26.3%	+19.8%	+17.8%		+13.4%
Closed-end opportunistic credit funds	471,207	325,312	316,360	See table below for return information on the Company’s closed-end opportunistic credit funds.
Other funds	423,489	457,656	478,189	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m
	5,751,411	5,513,618	5,376,080
Institutional Credit Strategies	13,491,734	10,136,991	8,019,510	See the second following page for information on the Company’s Institutional Credit Strategies.
	19,243,145	15,650,609	13,395,590

Real estate funds	2,577,040	2,495,190	2,213,364	See the third following page for information on the Company’s real estate funds.

Other	286,635	587,723	1,186,801	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m

Total	$32,527,678	$32,428,562	$37,880,303
n/m not meaningful
Please see the last page of this Exhibit 6 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Inception to Date as of December 31, 2018
						IRR
	2018	2017	2016	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
Oz European Credit Opportunities Fund (2012-2015)(7)	$3,867	$46,116	$79,760	$459,600	$305,487	+15.8%	+11.9%	1.5x
Oz Structured Products Domestic Fund II (2011-2014)(7)	71,300	130,090	110,538	326,850	326,850	+19.9%	+15.7%	2.1x
Oz Structured Products Offshore Fund II (2011-2014)(7)	75,666	136,687	108,822	304,531	304,531	+17.4%	+13.5%	1.9x
Oz Structured Products Offshore Fund I (2010-2013)(7)	6,152	5,748	6,033	155,098	155,098	+23.9%	+19.1%	2.1x
Oz Structured Products Domestic Fund I (2010-2013)(7)	5,472	5,187	4,836	99,986	99,986	+22.8%	+18.2%	2.0x
Other funds	308,750	1,484	6,371	309,000	—	n/m	n/m	n/m
	$471,207	$325,312	$316,360	$1,655,065	$1,191,952
n/m not meaningful
Please see the last page of this Exhibit 6 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

			Assets Under Management as of December 31,
Institutional Credit Strategies	Initial Closing Date (Most Recent Refinance Date)	Deal Size	2018	2017	2016
CLOs:
OZLM I	July 19, 2012 (July 24, 2017)	$523,550	$496,173	$496,283	$497,633
OZLM II	November 1, 2012 (August 29, 2018)	567,100	508,318	508,533	510,557
OZLM III	February 20, 2013 (December 15, 2016)	653,250	607,898	608,383	611,608
OZLM IV	June 27, 2013 (September 15, 2017)	615,500	539,326	540,283	540,979
OZLM V	December 17, 2013 (March 16, 2017)	501,250	—	466,719	468,465
OZLM VI	April 16, 2014 (April 17, 2018)	621,250	596,799	594,986	597,161
OZLM VII	June 26, 2014 (July 17, 2018)	636,775	597,112	792,776	796,547
OZLM VIII	September 9, 2014 (November 15, 2018)	622,250	597,424	595,096	597,194
OZLM IX	December 22, 2014 (November 8, 2018)	510,208	500,402	498,924	495,532
OZLM XI	March 12, 2015 (August 18, 2017)	541,532	515,562	515,782	491,949
OZLM XII	May 28, 2015 (September 18, 2018)	565,650	548,079	548,606	550,642
OZLM XIII	August 6, 2015 (September 18, 2018)	511,600	494,273	494,941	496,758
OZLM XIV	December 21, 2015 (June 4, 2018)	507,420	500,894	502,130	502,862
OZLM XV	December 20, 2016	409,250	395,642	395,864	396,489
OZLME I	December 15, 2016	430,490	456,431	478,142	422,982
OZLM XVI	June 8, 2017	410,250	400,003	401,172	—
OZLM XVII	August 3, 2017	512,000	498,110	497,108	—
OZLME II	September 14, 2017	494,708	454,075	476,090	—
OZLM XIX	November 21, 2017	610,800	600,297	599,644	—
OZLM XXI	January 26, 2018	510,600	500,386	—	—
OZLME III	January 31, 2018	509,118	456,674	—	—
OZLM XXII	February 22, 2018	509,200	464,042	—	—
OZLM XVIII	April 4, 2018	508,000	498,754	—	—
OZLM XX	May 11, 2018	464,150	446,995	—	—
OZLME IV	August 1, 2018	479,385	460,152	—	—
OZLME V	December 11, 2018	471,987	459,623	—	—
		13,697,273	12,593,444	10,011,462	7,977,358
STARR 2018-1	June 27, 2018	696,000	680,231	—	—
Other funds	n/a	n/a	218,059	125,529	42,152
		$14,393,273	$13,491,734	$10,136,991	$8,019,510

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Inception to Date as of December 31, 2018
					Total Investments					Realized/Partially Realized Investments(8)
	2018	2017	2016	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$13,578	$13,257	$15,871	$408,081	$386,298	$835,591	+25.3%	+16.0%	2.2x	$372,720	$835,614	+26.8%	2.2x
Och-Ziff Real Estate Fund II (2011-2014)(7)	103,152	184,639	303,528	839,508	762,588	1,501,079	+32.9%	+21.5%	2.0x	718,888	1,421,757	+33.0%	2.0x
Och-Ziff Real Estate Fund III (2014-2019)	1,458,499	1,455,200	1,457,722	1,500,000	950,475	1,489,597	+32.2%	+23.0%	1.6x	526,694	977,175	+37.9%	1.9x
Och-Ziff Real Estate Credit Fund I (2015-2020)(13)	698,318	695,371	288,344	736,225	136,046	169,922	n/m	n/m	n/m	54,186	67,898	n/m	n/m
Other funds	303,493	146,723	147,899	443,057	205,333	285,000	n/m	n/m	n/m	60,594	108,071	n/m	n/m
	$2,577,040	$2,495,190	$2,213,364	$3,926,871	$2,440,740	$4,281,189				$1,733,082	$3,410,515

	Unrealized Investments as of December 31, 2018
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$13,578	$(23)	0.0x
Och-Ziff Real Estate Fund II (2011-2014)(7)	43,700	79,322	1.8x
Och-Ziff Real Estate Fund III (2014-2019)	423,781	512,422	1.2x
Och-Ziff Real Estate Credit Fund I (2015-2020)(13)	81,860	102,024	n/m
Other funds	144,739	176,929	n/m
	$707,658	$870,674
n/m not meaningful
Please see the last page of this Exhibit 6 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the Oz Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Oz Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Oz Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the Oz Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of December 31, 2018, the gross and net annualized returns since the Oz Master Fund’s inception on January 1, 1998 were +12.4% and +8.3%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of December 31, 2018, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid, and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of December 31, 2018. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of December 31, 2018.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of December 31, 2018, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	This fund has invested less than half of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

Longer-Term Assets Under Management
As of December 31, 2018, approximately 63% of the Company’s assets under management were subject to initial commitment periods of three years or longer. Incentive income on these assets, if any, is based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but that has not yet been recognized in our revenues. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	December 31, 2018
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$416,619	$4,148
Credit
Opportunistic credit funds	3,829,335	158,140
Institutional Credit Strategies	13,309,765	—
Real estate funds	2,577,039	100,883
Other	224,147	—
	$20,356,905	$263,171
The Company generally recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at or near the end of their respective commitment periods, which are generally three to five years, when such amounts are probable of not significantly reversing. The Company may begin recognizing incentive income related to assets under management in its closed-end opportunistic credit funds and real estate funds after the conclusion of their respective investment period, when such amounts are probable of not significantly reversing. However, these investment periods may generally be extended for an additional one to two years. See Exhibit 6 for fund investment periods.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of January 1, 2019

Investors by Geography(1)		Investors by Type(1)
North America	71%	Pensions	47%
Asia and Other	16%	Corporate, Institutional and Other	18%
Europe	13%	Private Banks	11%
		Fund-of-Funds	7%
Assets Under Management by Geography(2)		Foundations and Endowments	6%
North America	74%	Related Parties	6%
Europe	21%	Family Offices and Individuals	5%
Asia	5%

(1)
Presents the composition of the Company’s fund investor base across its funds excluding investors in securitization vehicles within Institutional Credit Strategies products, which are held by various types of investors.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.